Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-165013) on form S-8 of our report dated June 17, 2011 appearing in this Annual Report of The Pep Boys Savings Plan — Puerto Rico for the year ended December 31, 2010.

/s/ ParenteBeard, LLC
Philadelphia, Pennsylvania
June 17, 2011